Beckstead and Watts, LLP

Certified Public Accountants

2425 W Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984  tel

702.362.0540 fax

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated February 9, 2005, accompanying the financial statements of Nascent Wine Company, Inc. on Pre-Effective Amendment to Form SB-2 for the years ended December 31, 2004 and 2003 and for the period of December 10, 2002 (inception date) through December 31, 2004.  We hereby consent to the incorporation of said report on the Registration Statement of Nascent Wine Company, Inc. on Pre-Effective Amendment to Form SB-2.

Signed,

/s/ Beckstead and Watts, LLP

May 24, 2005